UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2012

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 27, 2012, The Bon-Ton Stores, Inc. (the “Company”) notified Anthony J. Buccina, Vice Chairman — President - Merchandising, who has an employment agreement with the Company dated as of February 1, 2009, and amended by Amendment No. 1 to Employment Agreement dated as of April 12, 2011 (the “Employment Agreement”), that the term of the Employment Agreement will not be automatically renewed when the current term expires on April 30, 2012. The Employment Agreement was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2009, and the Amendment No. 1 to Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2011, and the description of the Employment Agreement and Amendment No. 1 to Employment Agreement contained in such filings are incorporated herein by reference. The notice provided to Mr. Buccina is a notice of non-renewal of the Employment Agreement only and does not terminate Mr. Buccina’s employment with the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       Election of Directors

On January 26, 2012, the Board of Directors of the Company (the “Board”) elected Byron L. Bergren, who recently announced his retirement as President and Chief Executive Officer of the Company effective February 6, 2012, as Chairman of the Board effective February 7, 2012.

Also on January 26, 2012, the Board elected Brendan L. Hoffman, who will serve as the Company’s new President and Chief Executive Officer beginning February 7, 2012 (the “Effective Date”), as a director of the Company to fill a vacancy on the Board.  Mr. Hoffman’s appointment is effective from the Effective date until the 2012 annual meeting of shareholders of the Company, and until his successor is duly elected and qualified, or until his earlier resignation or removal.

The Company and Mr. Hoffman entered into an Employment Agreement (the “Employment Agreement”), dated as of January 23, 2012 and effective as of the Effective Date, the date on which Mr. Hoffman will assume his role as the Company’s new President and Chief Executive Officer.  Pursuant to the Employment Agreement, the Company agreed to nominate Mr. Hoffman to serve as a director on the Board beginning as soon as practicable after the Effective Date and continuing for as long as he is employed as President and Chief Executive Officer of the Company.  In accordance with the Company’s customary practice, as an employee of the Company, Mr. Hoffman will not be paid any additional compensation for serving as a director of the Company.

In connection with the Employment Agreement, the Company and Mr. Hoffman will enter into a Restricted Stock Agreement and a Restricted Stock Agreement — Performance Shares on February 7, 2012 (collectively, the “Restricted Stock Agreements”).  The foregoing description is qualified in its entirety by the full text of the Employment Agreement and the forms of the Restricted Stock Agreements to be entered into on the Effective Date, which were attached as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 25, 2012, incorporated herein by reference.

The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1         Press Release issued January 31, 2012 announcing the election of Byron L. Bergren as Chairman of the Board and the election of Brendan L. Hoffman as a Director of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: January 31, 2012